UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT
Pursuant to Section 13 OR 15(d) of The Securities Exchange Act of 1934

Date of Report: September 28, 2011
(Date of earliest event reported)

SUN COMMUNITIES, INC.
(Exact name of registrant as specified in its charter)

Maryland	1-12616	38-2730780
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

27777 Franklin Rd.
Suite 200
Southfield, Michigan	48034
(Address of Principal Executive Offices)	(Zip Code)

(248) 208-2500
 (Registrant’s telephone number, including area code)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

[ ] Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

[ ] Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

[ ] Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

[ ] Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01	Entry into a Material Definitive Agreement

On September 28, 2011, Sun Communities, Inc., (the “Company”), and certain of its subsidiaries, including Sun Communities Operating Limited Partnership (the “Partnership”) entered into a  senior secured revolving credit facility (the “Facility”)  with Bank of America, N.A. (“Bank of America”), and certain other lenders, as described in more detail in Item 2.03 below.

Item 2.03	Creation of a Direct Financial Obligation or an Obligation under an Off-Balance Sheet Arrangement of a Registrant.

On September 28, 2011, SCOLP entered into a Credit Agreement (the “Credit Agreement”) with Bank of America, as Administrative Agent, Swing Line Lender and L/C Issuer, Merrill, Lynch, Pierce, Fenner & Smith Incorporated, as Sole Lead Arranger and Sole Book Manager, and Fifth Third Bank, as Syndication Agent. PNC Bank, National Bank, The PrivateBank and Trust Company, Citibank, N.A., and Comerica Bank are also participating lenders in the Facility lender syndicate. The Facility replaces the Company’s $115.0 million revolving line of credit which was scheduled to mature on October 1, 2011.

Under the Credit Agreement, SCOLP may borrow up to $130.0 million. The Facility’s maturity date is October 1, 2014.  The Facility has a built in increase feature allowing up to $20.0 million in additional borrowings and a year extension option, both at the Company’s discretion.

The Facility is guaranteed by each of the Company and the following of its subsidiaries: Sun Texas QRS, Inc., Sun Communities Funding GP L.L.C., SunChamp Holdings LLC, Sun Communities Funding Limited Partnership, Sun Communities Texas Limited Partnership, Sun Saddle Brook Limited Partnership, Sun Oakcrest Limited Partnership, River Haven Operating Company LLC, Sun Communities Funding II LLC, and Sun Home Services, Inc.

The Facility is full recourse to SCOLP and each of the guarantors. At the lenders’ option, the loan will become immediately due and payable upon an event of default under the Credit Agreement.

The Facility is secured by (i) first priority liens on all of the Company’s equity interests in certain of its subsidiaries that directly or indirectly own 29 manufactured home communities, and (ii) the collateral assignment of senior and mezzanine secured debt owing from certain of the Company’s subsidiaries that own 11 manufactured home communities.

The Facility bears interest at a floating rate based on Eurodollar plus a margin that is determined based on the Company’s leverage ratio calculated in accordance with the Credit Agreement, which can range from 2.25% to 2.95%. Based on the Company’s current leverage ratio, the current margin is 2.75%.

At the time of the closing, there were $95.0 million of borrowings under the Facility, including letters of credit issued in the normal course of the Company’s business.

The foregoing description is qualified in its entirety by reference to the Credit Agreement, a copy of which is attached hereto as Exhibit 10.1, and incorporated by reference herein.

On October 3, 2011, the Company  issued a press release announcing the closing of the Facility. A copy of the press release is attached as Exhibit 99.1 hereto and is incorporated herein by reference.

Item 9.01	Financial Statements and Exhibits.

(d)                      Exhibits.

Exhibit No.	Description

10.1
Credit Agreement dated September 28, 2011, among Sun Communities Operating Limited Partnership, as Borrower, Bank of America, N.A., as Administrative Agent, Swing Line Lender and L/C Issuer, Merrill, Lynch, Pierce, Fenner & Smith Incorporated, as Sole Lead Arranger and Sole Book Manager and Fifth Third Bank, as Syndication Agent

99.1	Press Release, dated October 3, 2011, entitled “Sun Communities, Inc. Announces $130.0 Million Senior Secured Revolving Credit Facility”

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this Report to be signed on its behalf by the undersigned hereunto duly authorized.

SUN COMMUNITIES, INC.
Dated: October 3, 2011	By:	/s/ Karen J. Dearing
Karen J. Dearing, Executive Vice President, Chief Financial Officer, Secretary and Treasurer

EXHIBIT INDEX

Exhibit No.	Description

10.1
Credit Agreement dated September 28, 2011, among Sun Communities Operating Limited Partnership, as Borrower, Bank of America, N.A., as Administrative Agent, Swing Line Lender and L/C Issuer, Merrill, Lynch, Pierce, Fenner & Smith Incorporated, as Sole Lead Arranger and Sole Book Manager and Fifth Third Bank, as Syndication Agent

99.1	Press Release, dated October 3, 2011, entitled “Sun Communities, Inc. Announces $130.0 Million Senior Secured Revolving Credit Facility”